UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2016

Cole Office & Industrial REIT (CCIT III), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-209128 (1933 Act)	47-0983661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Property Acquisition
Siemens Corporation — Milford, OH — On September 22, 2016, VEREIT OFC Milford OH, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cole Corporate Income Operating Partnership III, LP (“CCI III OP”), the operating partnership of Cole Office & Industrial REIT (CCIT III), Inc. (the “Company”), entered into an agreement of purchase with Acquiport Milford LLC, a Delaware limited liability company (“Siemens Milford Seller”), which is not affiliated with the Company, its advisor or its advisor’s affiliates. Pursuant to the terms of the agreement of purchase, as amended, CCI III OP purchased a 221,215 square foot single-tenant office building located in Milford, Ohio (the “Property”) leased to Siemens Corporation, a Delaware corporation, for a purchase price of $32.75 million, exclusive of closing costs. The Property was constructed in 1991.
Revolving Credit Facility
On September 23, 2016, CCI III OP entered into a credit facility (the “Credit Facility”) providing for up to $100.0 million of borrowings and issuances of letters of credit pursuant to a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) as joint lead arranger, bookrunner, administrative agent, letter of credit issuer, and a lender, KeyBank, National Association (“KeyBank”) as joint lead arranger, syndication agent, and a lender, and other lending institutions that may become parties to the Credit Agreement (collectively with JPMorgan Chase and KeyBank, the “Lenders”). JPMorgan Chase and KeyBank are not affiliated with the Company, its advisor or its affiliates.
The Credit Facility allows CCI III OP to initially borrow up to $100.0 million in revolving loans (the “Revolving Loans”), with the maximum amount outstanding under the Credit Facility not to exceed the borrowing base (the “Borrowing Base”), calculated as (i) 70% of the Asset Value (as defined in the Credit Agreement) allocated to each qualified property comprising eligible collateral (collectively, the “Qualified Properties”) during the period from September 23, 2016 through February 27, 2017; (ii) 65% of the Asset Value allocated to the Qualified Properties during the period from February 28, 2017 to February 27, 2018; and (iii) 60% of the Asset Value allocated to the Qualified Properties thereafter. Up to an amount equal to the lesser of (i) 7.50% of the Aggregated Revolving Commitments (as defined in the Credit Agreement) and (ii) $20.0 million may be used for the issuance of letters of credit under the Credit Facility. Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be increased so long as the maximum Facility Amount (as defined in the Credit Agreement) does not exceed $750.0 million.
Initially, the Credit Facility will be secured by the pool of Qualified Properties. However, upon meeting certain conditions described in the Credit Agreement, including obtaining Qualified Properties with an Asset Value of at least $250.0 million and a Total Asset Value (as defined in the Credit Agreement) of at least $750.0 million, the secured Credit Facility may be converted to an unsecured credit facility (“Unsecured Conversion”), at which time certain terms and conditions, including interest rates, will be adjusted as described in the Credit Agreement. The Credit Facility and letters of credit mature on September 23, 2019; however, CCI III OP may elect to extend the maturity date for up to two successive 12-month periods, subject to satisfying certain conditions described in the Credit Agreement.
The Revolving Loans will bear interest at rates depending upon the type of loan specified by CCI III OP. For a Eurodollar rate loan (as defined in the Credit Agreement), the interest rate will be equal to the one-month, two-month, three-month or six-month London Interbank Offered Rate (“LIBOR”) for the interest period, as elected by CCI III OP, multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement), plus the applicable rate (the “Eurodollar Applicable Rate”). Prior to an Unsecured Conversion, the Eurodollar Applicable Rate is (i) 2.75% during the period from September 23, 2016 through February 27, 2017; (ii) 2.45% during the period from February 28, 2017 to February 27, 2018; and (iii) 2.20% thereafter. After an Unsecured Conversion, the Eurodollar Applicable Rate will be adjusted as described in the Credit Agreement. For base rate committed loans (as defined in the Credit Agreement), the interest rate is a per annum amount equal to (a) the greater of (i) JPMorgan Chase’s Prime Rate (as defined in the Credit Agreement); (ii) the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 0.50%; or (iii) one-month LIBOR multiplied by the Statutory Reserve Rate plus 1.0% plus (b) the applicable rate (the “Base Rate Applicable Rate”). Prior to an Unsecured Conversion, the Base Rate Applicable Rate is (i) 1.75% during the period from September 23, 2016 through February 27, 2017; (ii) 1.45% during the period from February 28, 2017 to February 27, 2018; and (iii) 1.20% thereafter. After an Unsecured Conversion, the Base Rate Applicable Rate will be adjusted as described in the Credit Agreement.

CCI III OP paid certain customary fees under the Credit Agreement and will pay an annualized fee for any unused portion of the Credit Facility (the “Unused Fee”). The Unused Fee is equal to the daily undrawn amount multiplied by a per annum percentage for such day (as determined for a 360 day year) equal to 0.30% per annum. CCI III OP also must pay certain fees upon the issuance of each letter of credit under the Credit Facility and a quarterly fee based on the outstanding face amount of any letters of credit issued under the Credit Facility. CCI III OP also paid a financing coordination fee of $220,000 to Cole Corporate Income Advisors III, LLC (“CCI III Advisors”), the Company’s advisor.
CCI III OP has the right to prepay the outstanding amounts under the Credit Facility, in whole or in part, without premium or penalty, provided that (i) prior written notice is received by the administrative agent; (ii) any prepayment of Eurodollar rate loans shall be in a principal amount of $5.0 million or a whole multiple of $1.0 million in excess thereof; and (iii) any prepayment of base rate committed loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding.
The Credit Agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage and leverage ratio requirements, minimum fixed charge coverage, recourse debt requirements and dividend payout requirements. In particular, commencing with the fiscal quarter ended December 31, 2016, the Credit Agreement requires the Company to maintain a Leverage Ratio not to exceed (i) prior to an Unsecured Conversion (a) 70% prior to February 28, 2017, (b) 65% from and after February 28, 2017 and prior to February 28, 2018, and (c) 60% from and after February 28, 2018, and (ii) 60% from and after an Unsecured Conversion; maintain a fixed charge coverage ratio equal to or greater than 1.50 as of the end of any fiscal quarter as well as maintain a minimum consolidated net worth not less than 75% of the aggregate increases in shareholders’ equity of the Company by reason of equity interests issued and sold by the Company (other than issuances to obligors under the Credit Facility) after September 23, 2016. After an Unsecured Conversion, additional financial covenants include an unsecured debt to asset value ratio not greater than 60% as of the end of any fiscal quarter, an unsecured debt service coverage ratio greater than 1.75, a secured debt ratio not greater than 40% as of the end of any fiscal quarter and maintain a maximum real estate recourse debt ratio not greater than 15% of Total Asset Value.
The Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature. Upon the request of the required lenders while any event of default exists, the Eurodollar rate loans and base rate committed loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at that time, until the default is cured. Similarly, the letter of credit fees described above will be increased to a rate of 2.0% above the letter of credit fee that would otherwise be applicable at that time. The interest rate on past due amounts also increases to a rate of 2.0% per annum above the interest rate otherwise applicable.
As of September 23, 2016, the Borrowing Base under the Credit Facility based on the underlying collateral pool for Qualified Properties was approximately $22.9 million and the amount outstanding under the Credit Facility was $22.0 million.
Subordinate Promissory Note
On September 23, 2016, CCI III OP entered into a $30.0 million subordinate, unsecured, revolving line of credit (the “Subordinate Promissory Note”) with VEREIT Operating Partnership, L.P. (“VEREIT OP”), an affiliate of CCI III Advisors (the “Subordinate Promissory Note Agreement”). The Subordinate Promissory Note bears interest at a rate per annum equal to the sum of (a) one-month LIBOR, (b) the Credit Facility Margin (as defined in the Subordinate Promissory Note Agreement) and (c) 1.75%, with accrued interest payable monthly in arrears and principal due upon maturity on September 22, 2017. Upon the occurrence of an event of default, interest on the Subordinate Promissory Note will accrue at an annual default interest rate equal to 4.0% above the stated interest rate. The Subordinate Promissory Note has been approved by a majority of the Company’s board of directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Company than a comparable loan between unaffiliated parties under the same circumstances. As of September 23, 2016, $10.3 million was outstanding under the Subordinate Promissory Note. No financing coordination fees were paid to CCI III Advisors or its affiliates in connection with the Subordinate Promissory Note.
The material terms of the agreement of purchase, as amended, regarding the Property, the Credit Agreement, and the Subordinate Promissory Note Agreement are qualified in their entirety by the agreements attached as Exhibits 10.1 through 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information pertaining to the property acquisition set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.
On September 23, 2016, CCI III OP, through its wholly-owned subsidiary, acquired the Property from Siemens Milford Seller. The principal provisions of the lease at the Property are set forth in the following table:

Property	Sole Tenant	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (1)	Effective Annual Base Rent (2)		Effective Base Rent per Square Foot (2)	Lease Term (3)
Siemens — Milford, OH	Siemens Corp.	221,215	100%	1/5 yr.	$2,455,487	(4)	$11.10	9/23/2016	-	4/30/2026

(1)	Represents the number of renewal options and the term of each option.

(2)
Effective annual base rent and effective base rent per square foot include adjustments for rent concessions or abatements, if any. In general, the Company intends for its properties to be subject to long-term triple- or double-net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(3)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised.

(4)	The annual base rent under the lease increases annually by 2% of the then-current annual base rent.
The purchase of the Property was funded with borrowings from the Company’s Credit Facility and the Subordinate Promissory Note and proceeds from the Company’s initial public offering of common stock. In connection with the acquisition, the Company paid an affiliate of CCI III Advisors an acquisition fee of $655,000.
In evaluating the Property as a potential acquisition, including the determination of an appropriate purchase price to be paid for the Property, the Company considered a variety of factors, including the condition and financial performance of the Property; the terms of the existing lease and the creditworthiness of the tenant; property location, visibility and access; age of the Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. The Company does not currently have plans to renovate, improve or develop the Property, and the Company believes that the Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information pertaining to the Credit Facility and the Subordinate Promissory Note set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events
Escrow Break
The registration statement for the Company’s initial public offering of $3.5 billion in shares of common stock was declared effective by the U.S. Securities and Exchange Commission on September 22, 2016. Of these shares, the Company is offering up to $2.5 billion in shares of common stock pursuant to its primary offering, consisting of two classes of shares: $1.25 billion in shares of Class A common stock and $1.25 billion in shares of Class T common stock. The Company is also offering up to $1.0 billion in shares pursuant to the Company’s distribution reinvestment plan. The Company reserves the right to reallocate shares among the classes of shares and between its primary offering and its distribution reinvestment plan. Pursuant to the terms of the offering, the Company was required to deposit all subscription proceeds in escrow pursuant to the terms of an escrow agreement with UMB Bank, N.A. until the Company received subscriptions aggregating at least $2.5 million. On September 22, 2016, VEREIT OP deposited $2.5 million into escrow for the purchase of shares of Class A common stock in the offering. As a result, the Company satisfied the conditions of its minimum offering and on September 22, 2016, the Company broke escrow and accepted the subscription for, and issued, a total of 274,725.275 shares of Class A common stock in the offering, resulting in gross proceeds of $2.5 million. In addition, the Company has special escrow provisions for residents of Pennsylvania and Washington which have not been satisfied as of September 22, 2016 and, therefore, subscriptions from residents of Pennsylvania and Washington will be held in escrow until the Company has received aggregate subscriptions of at least $125.0 million and $20.0 million, respectively.
Distributions
The Company’s board of directors authorized a daily distribution, based on 366 days in the calendar year, of $0.001639344 per share of Class A common stock for stockholders of record of such class of shares as of the close of business on each day of the period commencing on September 23, 2016 and ending on December 31, 2016. The Company’s board of directors also authorized a daily distribution, based on 366 days in the calendar year, of $0.001639344 per share of Class T common stock, less the per share distribution and stockholder servicing fees that are payable with respect to the Class T shares (as calculated on a daily basis), for stockholders of record of such class of shares as of the close of business on each day of the period commencing on September 23, 2016 and ending on December 31, 2016. The payment date for each of the daily distributions during the period commencing on September 23, 2016 and ending on September 30, 2016 will be in October 2016. The payment date for each of the daily distributions during the period commencing on October 1, 2016 and ending on October 31, 2016 will be in November 2016. The payment date for each of the daily distributions during the period commencing on November 1, 2016 and ending on November 30, 2016 will be in December 2016. The payment date for each of the daily distributions during the period commencing on December 1, 2016 and ending on December 31, 2016 will be in January 2017.
Borrowing Policies
A majority of the Company’s board of directors (including a majority of the independent directors) determined that, as a general policy, borrowing in excess of 60% of the greater of cost (before deducting depreciation and other non-cash reserves) or fair market value of the Company’s gross assets is justified and in the best interest of the Company and its stockholders during the Company’s initial capital raising stage.

Item 9.01	Financial Statements and Exhibits
(a) Financial Statements of Business Acquired
Since it is impracticable to provide the required financial statements for the Property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before December 9, 2016, which date is within the period allowed to file such an amendment.

(b)	Pro Forma Financial Information
See paragraph (a) above.
(c)    Shell Company Transactions
None

(d)    Exhibits

Exhibit Number	Description
10.1
Purchase Agreement, as amended, by and between VEREIT Acquisitions, LLC and Acquiport Milford LLC, dated June 27, 2016, pursuant to a separate Assignment of Purchase Agreement dated September 22, 2016.

10.2	Assignment of Purchase Agreement, by and between VEREIT Acquisitions, LLC and VEREIT OFC Milford OH, LLC dated September 22, 2016.
10.3	First Amendment to Purchase Agreement, dated July 15, 2016, by and between VEREIT Acquisitions, LLC and Acquiport Milford LLC.
10.4	Second Amendment to Purchase Agreement, dated July 19, 2016, by and between VEREIT Acquisitions, LLC and Acquiport Milford LLC.
10.5	Third Amendment to Purchase Agreement, dated July 20, 2016, by and between VEREIT Acquisitions, LLC and Acquiport Milford LLC.
10.6
Credit Agreement, dated September 23, 2016, by and among Cole Corporate Income Operating Partnership III, LP, JPMorgan Chase Bank, N.A. as joint lead arranger, bookrunner, administrative agent, letter of credit issuer, and a lender, and KeyBank, National Association as joint lead arranger, syndication agent, and a lender.

10.7	Subordinate Promissory Note, dated September 23, 2016, by and between VEREIT Operating Partnership, L.P. and Cole Corporate Income Operating Partnership III, LP.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2016	COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer

Exhibit Index

Exhibit Number	Description
10.1
Purchase Agreement, as amended, by and between VEREIT Acquisitions, LLC and Acquiport Milford LLC, dated June 27, 2016, pursuant to a separate Assignment of Purchase Agreement dated September 22, 2016.

10.2	Assignment of Purchase Agreement, by and between VEREIT Acquisitions, LLC and VEREIT OFC Milford OH, LLC dated September 22, 2016.
10.3	First Amendment to Purchase Agreement, dated July 15, 2016, by and between VEREIT Acquisitions, LLC and Acquiport Milford LLC.
10.4	Second Amendment to Purchase Agreement, dated July 19, 2016, by and between VEREIT Acquisitions, LLC and Acquiport Milford LLC.
10.5	Third Amendment to Purchase Agreement, dated July 20, 2016, by and between VEREIT Acquisitions, LLC and Acquiport Milford LLC.
10.6
Credit Agreement, dated September 23, 2016, by and among Cole Corporate Income Operating Partnership III, LP, JPMorgan Chase Bank, N.A. as joint lead arranger, bookrunner, administrative agent, letter of credit issuer, and a lender, and KeyBank, National Association as joint lead arranger, syndication agent, and a lender.

10.7	Subordinate Promissory Note, dated September 23, 2016, by and between VEREIT Operating Partnership, L.P. and Cole Corporate Income Operating Partnership III, LP.